Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Eddie Bauer Holdings, Inc.
Seattle, Washington
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2007 except for Notes 3, 10, 11 and 24 as to which the date is April 11, 2007 relating to the consolidated financial statements and schedule of Eddie Bauer Holdings, Inc. appearing in the Company’s Form 8-K dated April 17, 2007.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Seattle, Washington
August 15, 2007